POWER OF ATTORNEY

The undersigned trustees of AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST), AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS) and AIM GROWTH SERIES (INVESCO GROWTH SERIES), each a Delaware statutory trust (each a “Registrant”, together the “Registrants”), hereby appoint SHERI MORRIS and JEFFREY H. KUPOR (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrants to comply with or register any security issued by the Registrants under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrants’ Registration Statement on Form N-14 with respect to the proposed reorganizations listed on Exhibit A, attached hereto, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 15th day of January, 2021.

/s/ Beth Ann Brown
Beth Ann Brown	Joel W. Motley

/s/ Jack M. Fields	/s/ Teresa M. Ressel
Jack M. Fields	Teresa M. Ressel

/s/ Martin L. Flanagan	/s/ Ann Barnett Stern
Martin L. Flanagan	Ann Barnett Stern

/s/ Cynthia Hostetler	/s/ Robert C. Troccoli
Cynthia Hostetler	Robert C. Troccoli

/s/ Eli Jones	/s/ Daniel S. Vandivort
Eli Jones	Daniel S. Vandivort

/s/ Elizabeth Krentzman	/s/ James D. Vaughn
Elizabeth Krentzman	James D. Vaughn

/s/ Anthony J. LaCava, Jr.	/s/ Christopher L. Wilson
Anthony J. LaCava, Jr.	Christopher L. Wilson

/s/ Prema Mathai-Davis
Prema Mathai-Davis

Exhibit A

Target Fund	Acquiring Fund

AIM Counselor Series Trust (Invesco Counselor Series Trust) Invesco Senior Floating Rate Plus Fund	AIM Counselor Series Trust (Invesco Counselor Series Trust) Invesco Senior Floating Rate Fund

AIM Investment Funds (Invesco Investment Funds) Invesco Endeavor Fund	AIM Growth Series (Invesco Growth Series) Invesco Main Street Mid Cap Fund®

AIM Investment Funds (Invesco Investment Funds) Invesco Select Companies Fund	AIM Growth Series (Invesco Growth Series) Invesco Main Street Small Cap Fund®

AIM Investment Funds (Invesco Investment Funds) Invesco Pacific Growth Fund	AIM Investment Funds (Invesco Investment Funds) Invesco Greater China Fund